                                                                    Exhibit 4(f)

                                 [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(2)

REGISTERED                   CUSIP No.:                PRINCIPAL AMOUNT:
No. SNR/FLR-

                           BOEING CAPITAL CORPORATION
                     Series XI SUBORDINATED MEDIUM-TERM NOTE
                                 (Floating Rate)

INTEREST RATE BASIS          ORIGINAL ISSUE DATE:      STATED MATURITY DATE:
OR BASES:

   IF LIBOR:                 IF CMT RATE:
      [ ] LIBOR Reuters          Designated CMT Telerate Page:
                  Page:      If Telerate Page 7052:
                                 [ ] Weekly Average
                                 [ ] Monthly Average

      [ ] LIBOR Telerate         Designated CMT Maturity Index:
                  Page:


   DESIGNATED LIBOR CURRENCY:


INDEX MATURITY:        INITIAL INTEREST RATE:   %   INITIAL INTEREST RESET DATE:




-------------------------------------
(1) This paragraph applies to global Notes only.

(2) This paragraph applies to global Notes only.

SPREAD (PLUS OR        MINIMUM INTEREST RATE:   %   INTEREST PAYMENT DATE(S):
MINUS):


SPREAD MULTIPLIER:     MAXIMUM INTEREST RATE:   %   INTEREST RESET DATE(S):

INITIAL REDEMPTION     INITIAL REDEMPTION           ANNUAL REDEMPTION
DATE:                  PERCENTAGE:    %             PERCENTAGE REDUCTION:      %


OPTIONAL REPAYMENT                         CALCULATION AGENT:
DATE(S):                                   (if other than Bankers Trust Company)


INTEREST CATEGORY:                         DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note             [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note          from            to            .
           Fixed Rate Commencement Date:   [ ] Actual/360 for the period
           Fixed Interest Rate:    %       from            to            .
[ ] Inverse Floating Rate Note             [ ] Actual/Actual for the period
           Fixed Interest Rate:    %       from            to            .
[ ] Original Issue Discount Note           Applicable Interest Rate Basis:
           Issue Price:    %


SPECIFIED CURRENCY:                        AUTHORIZED DENOMINATIONS:
[ ] United States dollars                  [ ] $100,000 and integral multiples
                                           of $1,000 in excess thereof
[ ] Other:                                 [ ] Other:


EXCHANGE RATE AGENT:



ADDENDUM ATTACHED
[ ] Yes
[ ] No


OTHER/ADDITIONAL PROVISIONS:

         Boeing Capital Corporation, a Delaware corporation (the "Company", which term includes any successor corporation under the Subordinated Indenture
hereinafter referred to), for value received, hereby promises to pay to        ,
or registered assigns, the principal sum of             , on the Stated Maturity
Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date and Repayment Date and any other date on which the principal or an installment of principal of this Note shall become due and payable, whether by declaration of acceleration or otherwise, being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date.

         References herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         Notwithstanding anything else contained herein, if this Note is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined on the reverse hereof) immediately preceding such Interest Payment Date (the "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Subordinated Indenture.

         Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in The Borough of Manhattan, The City of New York, currently located at Four Albany Street, New York, New York 10015, or at such other paying agency in The Borough of Manhattan, The City of New York, as the Company may determine; PROVIDED, HOWEVER, that if such payment is to be made in a Specified Currency other than United States dollars as set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed election form) is presented and surrendered at the aforementioned office of the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; PROVIDED, HOWEVER, that a holder of U.S.$10,000,000 (or, if the Specified Currency specified above is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such holder.

         If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that if the Specified Currency is other than United States dollars, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); PROVIDED, FURTHER, that if LIBOR is an applicable Interest Rate Basis, such day is also a London Business

Day (as defined below). "London Business Day" means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency (as defined on the reverse hereof)) in London. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency or (ii) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii), that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely with respect to the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

         The Company is obligated to make payments of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the holder of this Note.

         If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive any amount payable hereunder in such Specified Currency. If the holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

         If the Specified Currency is other than United States dollars, the holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

         If the Specified Currency is other than United States dollars or a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Subordinated Indenture).

         If the Specified Currency is a composite currency and the holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this
Note in the Specified Currency and if such composite currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company will be entitled to satisfy its obligations to the holder of this Note by making such payment in United States dollars. The amount of each payment in United States dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the composite currency in United States dollars. The component currencies of the composite currency for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The equivalent of the composite currency in United States dollars shall be calculated by aggregating the United States dollar equivalents of the Component Currencies. The United States dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

         If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this Note.

         The Company agrees to indemnify the holder of any Note against any loss incurred by such holder as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such holder, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such holder, as the case may be. The foregoing indemnity constitutes a separate and independent obligation of the Company and continues in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

[SEAL]                              BOEING CAPITAL CORPORATION


                                    By________________________________
                                      Title:

Attest:


By:__________________________
         Title:

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Subordinated Indenture.




BANKERS TRUST COMPANY,
as Trustee


By___________________________
     Authorized Officer

                                [REVERSE OF NOTE]
                           BOEING CAPITAL CORPORATION
                     Series XI SUBORDINATED MEDIUM-TERM NOTE
                                 (Floating Rate)


         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under a Subordinated Indenture, dated as of June __, 1999, and as amended, modified or supplemented from time to time (the "Subordinated Indenture"), between the Company and Bankers Trust Company, as successor Trustee (the "Trustee", which term includes any successor trustee under the Subordinated Indenture), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Series XI Subordinated Medium-Term Notes Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note specified on the face hereof or in an Addendum hereto shall have the meanings assigned to such terms in the Subordinated Indenture.

         This Note is issuable only in registered form without coupons in denominations of U.S.$100,000 and integral multiples of $1,000 in excess thereof or the minimum Authorized Denomination specified on the face hereof.

         This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         This Note will be subject to redemption at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof (provided that any remaining principal amount hereof shall be at least U.S.$100,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof (provided that any remaining principal amount hereof shall be at least U.S.$100,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

         If the Interest Category of this Note is specified on the face hereof as an Original Issue Discount Note, the amount payable to the holder of this
Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage specified in the applicable Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any accrued and unpaid interest on this Note from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount", and the Discount will be ratably accrued over the term of this Note for purposes of determining the amount payable upon redemption, repayment or acceleration of maturity of this Note.

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         The interest rate borne by this Note will be determined as follows:

                  (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note", this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or on the face hereof, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

                  (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

                  (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or on the face hereof, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; PROVIDED, HOWEVER, that, unless otherwise specified on the face hereof, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; PROVIDED, HOWEVER, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

         Unless otherwise specified on the face hereof, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or on the face hereof, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest

Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

         CD RATE. If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the heading "CDs (secondary market)", or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published in H.15 Daily Update (as hereinafter defined), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)". If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT RATE. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and
(ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT

Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified on the face hereof, page 7052.

         "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

         COMMERCIAL PAPER RATE. If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519) under the caption "Commercial Paper-Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial.". If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization;

PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

          Money Market Yield =              D X 360
                                --------------------------------- X 100
                                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         ELEVENTH DISTRICT COST OF FUNDS RATE. If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         FEDERAL FUNDS RATE. If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"), or, if such rate does not appear on Telerate page 120 or is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

         (i) (a) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause
(ii) below.

         (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

         PRIME RATE. If an Interest Rate Basis for this Note is specified on the face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination. If fewer than four such rates so appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" Page (or such other page as may replace the US PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         TREASURY RATE. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity under the caption "AVGE INVEST YIELD" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity are not so published by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate will be the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, in each case as specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         The Calculation Agent shall calculate the interest rate hereon on or before each Calculation Date. The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

         Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the Applicable Interest Rate Basis specified on the face hereof applied.

         All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all amounts used in or resulting from such calculation on this Note shall be rounded, in the case of United States dollars, to the nearest cent or, in the case of a Specified Currency other than United States dollars, to the nearest unit (with one-half cent or unit being rounded upwards).

         Subordinated Indebtedness evidenced by this Note is subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (defined below) of the Company and each holder of this Note by accepting the same agrees to and shall be bound by the provisions hereof, and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the same and appoints the Trustee as his attorney-in-fact for such purpose.

         For all purposes herein, the term "Senior Indebtedness" shall mean all of the indebtedness of, or guaranteed by, the Company for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute Senior Indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of the Company.

         In the event that the Company shall default in the payment of any Senior Indebtedness, when the same becomes due and payable, whether at maturity or on a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest or any Additional Amounts on this Note, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of this Note.

         Upon the happening of an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof (other than under the circumstances when the terms of the immediately preceding paragraph are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest or any Additional Amounts on this Note or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of this Note during any period (i) of 90 days after written notice of such default shall have been given to the Company by any holder of Senior Indebtedness or (ii) in which any judicial proceeding shall be pending in respect of such default and a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to the Company in respect of such default.

         In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property; (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (iii) any assignment by the Company for the benefit of creditors; or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest accruing after commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of this Note on account of this Note. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided herein with respect to this Note, to the payment of all Senior Indebtedness at the time Outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise but for the foregoing be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

         In the event that this Note shall be declared due and payable as a result of the occurrence of any one or more defaults in respect thereof (under circumstances when the terms of the immediately preceding paragraph are not applicable), no payment shall be made in respect of this Note unless and until all Senior Indebtedness shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived.

         If any payment or distribution to be paid to the holders of Senior Indebtedness shall be received by any holder of this Note in contravention of the foregoing and before all the Senior Indebtedness shall have been paid in full, such payment or distribution of any character or any security whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the provisions of the Subordinated Indenture with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment), shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of Senior Indebtedness at the time Outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the holder of this Note to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same. Nothing contained herein shall impair, as between the Company and the holder of this Note, the obligation of the Company to pay to the holder thereof the principal thereof and interest thereon as and when the same shall become due and payable in accordance with the terms of this Note, or prevent the Holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or pursuant to the terms of this Note or the Subordinated Indenture upon a default or Event of Default under the Subordinated Indenture, all subject to the rights of the holders of Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the Holder of this Note. Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of such Senior Indebtedness then Outstanding. Upon the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all amounts owing on this Note shall have been paid in full, and such payments or distributions received by the holder of this Note by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holder of this Note, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness and not on account of this Note.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with all the effect provided in the Subordinated Indenture.

         If an Event of Default, as defined in the Subordinated Indenture, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Subordinated Indenture.

         The Subordinated Indenture contains provisions for defeasance of the entire indebtedness of the Notes upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities at any time by the Company and the Trustee with the consent of the holders of not less than 66-K% in principal amount of the Outstanding Debt Securities of each series affected thereby. The Subordinated Indenture also contains provisions permitting the holders of at least 66-K% in principal amount of the Outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities of such series, to waive compliance by the Company with certain provisions of the Subordinated Indenture. Furthermore, provisions in the Subordinated Indenture permit the holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Subordinated Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Subordinated Indenture and no provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Subordinated Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Subordinated Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THE SUBORDINATED INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

                                  -------------
                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties                (Cust)          (Minor)
JT TEN - as joint tenants with right of
   survivorship and not as tenants              under Uniform Gifts to Minors
   in common                                     Act_____________________
                                                     (State)
   Additional abbreviations may also be used though not in the above list.
----------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
           OTHER
IDENTIFYING NUMBER OF ASSIGNEE
|                              |
-------------------------------------------------------------------------
|______________________________|_________________________________________(Please
print or typewrite name and address including postal zip code of assignee)

______________________________________________________________________________
this Note and all rights thereunder hereby irrevocably constituting and appointing

 ____________________________________________________________________ Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:_____________________           _______________________________________

                     ---------------------------------------

                               Notice: The signature(s) on this assignment must
                           correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________________

-----------------------------------

         (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office, currently located at __________________________________________, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (each of which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:

                                     Notice:  The signature(s) on
Date:                                this Option to Elect Repayment
     ----------                      must correspond with the name(s)
                                     as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.